EXHIBIT 10.41
AMENDED AND RESTATED
MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT,
PLEDGE AND FINANCING STATEMENT
FROM
ROYAL GOLD, INC., as Trustor
TO
STEWART TITLE OF NORTHEASTERN NEVADA, as Trustee
AND
HSBC BANK USA, National Association, as Beneficiary
DATED AS OF DECEMBER 14, 2005
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.
THIS INSTRUMENT SECURES FUTURE ADVANCES.
THIS DOCUMENT WAS PREPARED BY
AND WHEN RECORDED AND/OR FILED
SHOULD BE RETURNED TO:
Joel O. Benson, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202

AMENDED AND RESTATED
MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT,
PLEDGE AND FINANCING STATEMENT
     This Amended and Restated Mortgage, Deed of Trust, Security Agreement, Pledge and Financing Statement (the “Mortgage”) is entered into by and among Royal Gold, Inc., a Delaware corporation, whose address is 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132 (herein called “Trustor”), Stewart Title of Northeastern Nevada, (herein called “Trustee”), and HSBC Bank USA, National Association (herein called “Beneficiary”), a bank organized under the laws of the State of New York, whose address is 452 Fifth Avenue, New York, New York 10018.
RECITALS
     A. The Trustor, Trustee and Beneficiary entered into that certain Mortgage, Deed of Trust, Security Agreement, Pledge and Financing Statement, effective as of December 18, 2000 which was recorded with the Office of the County Clerk and Recorder, Lander County, Nevada on January 10, 2001, number 218220 in Book 485, Pages 131 to 154 (as amended and modified prior to the date hereof, the “Existing Mortgage”). As a result of and as contemplated in that certain Amended and Restated Loan Agreement dated as of December 14, 2005, between Trustor, as borrower, and Beneficiary, as lender (the “Loan Agreement”), the Trustor, Trustee and Beneficiary desire to amend, restate, modify and continue the Existing Mortgage as provided herein.
     B. This Mortgage secures the Trustor’s prompt and complete payment and performance of all Obligations under, and as defined in, the Loan Agreement. It is a condition precedent to the Beneficiary making “Loans” to the Trustor under, and as defined in, the Loan Agreement that the Trustor shall have granted and perfected the liens and security interests contemplated by this Mortgage.
     C. The Existing Mortgage is hereby amended, continued and restated in its entirety as set forth herein.
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1 —  DEFINITIONS
     Section 1.1    Defined Terms. For the purposes of this instrument:
     “Collateral” includes Personalty Collateral and Realty Collateral as hereinafter defined.

     “Debt Service Reserve Account” means a demand deposit account of Trustor at the offices of the Beneficiary in New York, New York, Account Number 66C-003556, and all other accounts which may be maintained from time to time by Trustor in accordance with the Loan Agreement.
     “Dollars” mean lawful money of the United States of America.
     “Effective Date” means December 14, 2005.
     “Obligations” means the aggregate of:
     (i) all amounts payable pursuant to an amended and restated promissory note, dated December 14, 2005, payable in full on or before December 31, 2008, executed by Trustor, payable to the order of the Beneficiary, in the principal face amount of Thirty Million Dollars ($30,000,000) (referred to herein as the “Note”), executed and delivered pursuant to the Loan Agreement;
     (ii) any and all other or additional indebtedness or liabilities for which Trustor is now or may become liable to Beneficiary in any manner, whether under this instrument, the Loan Agreement or any other Loan Document (as defined in the Loan Agreement), either primarily or secondarily, absolutely or contingently, directly or indirectly, jointly, severally, or jointly and severally, and whether matured or unmatured, and whether or not created after payment in full of the Obligations if this instrument shall not have been released of record by Beneficiary;
     (iii) all sums advanced and costs and expenses incurred by the Trustee or the Beneficiary, including without limitation all legal, accounting, engineering, management, consulting or like fees, made and incurred in connection with the Obligations described in paragraphs (i) and (ii) above or any part thereof, any renewal, extension or modification of, or substitution for, the foregoing Obligations or any part thereof, or the acquisition, perfection or maintenance and preservation of the security therefor, whether such advances, costs or expenses shall have been made and incurred at the request of Trustee, Beneficiary or Trustor; and
     (iv) any and all extensions and renewals of, substitutions for, or modifications or amendments of any of the foregoing Obligations or any part thereof.
     “Personalty Collateral” means all of Trustor’s interest now owned or hereafter acquired in and to: (i) all Products attributable to the Royalty Interests, (ii) all Production Sales Contracts, (iii) all Royalty Agreements, (iv) all Refinery Accounts, (v) the Debt Service Reserve Account, and (vi) all accounts, contract rights and general intangibles now existing or hereafter arising in connection with the exploration for, production, processing, treatment, storage, transportation, manufacture or sale of Products attributable to the Royalty Interests.
     “Proceeds” includes whatever is received upon the sale, exchange, collection or other disposition of the Collateral and insurance payable or damages or other payments by reason of loss or damage to the Collateral, and all additions thereto, substitutions and replacements thereof or accessions thereto.

     “Production Sales Contract” means each contract now in effect or hereafter entered into by Trustor or Trustor’s predecessors in title for the sale, purchase, exchange or processing of Products attributable to the Royalty Interests.
     “Products” means without limitation all ore, minerals, concentrate, doré, bar, and refined gold, silver or other metals.
     “Realty Collateral” means all of Trustor’s interest in and to the Royalty Interests, including, but not limited to, the interests of Trustor described or specified in Parts I, II and III of Exhibit A hereto.
     “Refinery Accounts” means accounts, and the credit balances in Dollars or Products therein, of Trustor at any refinery or processing facility to which Products attributable to the Royalty Interests are delivered, expressly including all accounts of Trustor presently in effect at Johnson Matthey in Salt Lake City, Utah.
     “Royalty Agreements” means the agreements identified in Part IV of Exhibit A which create, define or otherwise pertain to the Royalty Interests, as of the Effective Date, and all other agreements to which Trustor is a party which pertain to the Royalty Interests.
     “Royalty Interests” means the royalty interests and estates and other interests of Trustor identified in Part I of Exhibit A attached hereto and made a part hereof, in the lands described in Parts II and III of Exhibit A, whether now owned or hereafter acquired, or any other Royalty Interest acquired with the proceeds of the Loan, by operation of law or otherwise, together with all of Trustor’s interests of any nature whatsoever now or hereafter incident or appurtenant thereto, including, but not limited to, fee mineral and surface interests in said lands, all unsevered and unextracted Products in, under or attributable to Trustor’s interests in the royalty interest and estates and other interests of Trustor identified in Part I of Exhibit A hereto, in the lands described in Parts II and III of Exhibit A and in any other royalty interests, estates and other interests in lands acquired with the proceeds of Loans, and all rights of way, surface leases, and easements affecting the foregoing interests of Trustor or useful or appropriate in exploring and/or producing, processing, treating, handling, storing, transporting or marketing Products therefrom.
ARTICLE 2 —  CREATION OF SECURITY
     Section 2.1    Grant. In consideration of the Beneficiary’s advancing or extending the funds or credit constituting the Obligations, and in consideration of the mutual covenants contained herein, and for the purpose of securing payment of the Obligations, Trustor hereby grants, bargains, sells, warrants, mortgages, assigns, transfers and conveys the Realty Collateral to the Trustee, with power of sale subject to the terms thereof, for the benefit of Beneficiary; to have and to hold the Realty Collateral, together with all and singular the rights, privileges, contracts, and appurtenances now or hereafter at any time before the foreclosure or release hereof, in any way appertaining or belonging thereto, unto the Trustee and to its substitutes or successors, forever, in trust, upon the terms and conditions herein set forth; and Trustor hereby binds and obligates itself and its successors and assigns, to warrant and to defend, all and singular, title to the Collateral unto the Trustee, its substitutes or successors, forever, against the claims of any and all persons whomsoever claiming any part thereof.

     Section 2.2    Creation of Security Interest. In addition to the grant contained in Section 2.1, and for the same consideration and purpose, Trustor hereby grants to the Beneficiary, a first and prior security interest in all Personalty Collateral, now owned or hereafter acquired by Trustor, and in all Proceeds. Trustor, without limiting the foregoing provisions of this Section 2.2, stipulates that the grant made by this Section 2.2 includes a grant of a security interest in Products extracted from or attributable to the Royalty Interests and in the Proceeds resulting from sale of such Products, such security interest to attach to such Products as extracted and to the accounts resulting from such sales.
     Section 2.3    Pledge. Trustor hereby makes a common law pledge to the Beneficiary of the Debt Service Reserve Account and the Refinery Accounts, and the credit balances therein from time to time.
     Section 2.4    Proceeds. The security interest of Beneficiary hereunder in the Proceeds shall not be construed to mean that Beneficiary consents to the sale or other disposition of any part of the Collateral other than Products extracted from or attributable to the Royalty Interests and sold in the ordinary course of business.
     Section 2.5    Substitution of Beneficiary for Trustor. This instrument shall be effective, at the Beneficiary’s option and as allowed by applicable law, as a mortgage as well as a deed of trust, and every grant herein to the Trustee of interests, powers, rights and remedies shall likewise be a grant of the same interests, powers, rights and remedies to the Beneficiary, as mortgagee. Subject to applicable law, Beneficiary shall in all instances, and in its sole discretion, elect whether this instrument shall be effective as a mortgage or as a deed of trust.
     Section 2.6    Continuing Status of Lien, Security Interest and Pledge.
     (a) The Loan Agreement and the Note provide for a revolving loan or loans from the Beneficiary to the Trustor pursuant to which, for the period specified in the Loan Agreement and in the Note, and subject to the terms and conditions of the Loan Agreement, the Trustor may borrow, repay and reborrow funds from the Beneficiary. So long as the commitment of the Beneficiary under the Loan Agreement to advance funds to the Trustor remains in effect, the lien on the Realty Collateral and the security interest in and pledge relating to the Personalty Collateral created hereby shall remain in effect with the priority date established by the recording or filing hereof, notwithstanding the fact that from time to time the outstanding balance of the loans to the Trustor under the Loan Agreement may be zero.
     (b) This Mortgage amends, restates and continues the Existing Mortgage and nothing contained herein shall be deemed or construed to be a repayment, satisfaction or novation of the Obligations or to release, terminate, novate or in any way limit or impair any lien, security interest or encumbrance granted or given under the Existing Mortgage or otherwise to secure the Obligations.

ARTICLE 3 —  ASSIGNMENT OF PRODUCTION PROCEEDS
     Section 3.1    Assignment. As further security for the payment of the Obligations, the Trustor hereby assigns to the Beneficiary, effective upon an Event of Default, all Products (and the Proceeds therefrom) which are extracted from or attributable to the Royalty Interests and, effective automatically upon an Event of Default, the Trustor hereby transfers, assigns, warrants and conveys to Beneficiary all Products (and the Proceeds therefrom) which are extracted from or attributable to the Royalty Interests. Upon the occurrence of an Event of Default, all persons producing, purchasing and receiving such Products or the Proceeds therefrom are authorized and directed to treat Beneficiary as the person entitled in Trustor’s place and stead to receive the same; and further, those persons will be fully protected in so treating Beneficiary and will be under no obligation to see to the application by Beneficiary of any Proceeds received by it. Trustor agrees that, if, after the occurrence of an Event of Default, any Proceeds from such Products are paid to Trustor, such proceeds shall constitute trust funds in the hands of Trustor, shall be segregated from all other funds of Trustor and separately held by Trustor, and shall be forthwith paid over by Trustor to Beneficiary in accordance with the Loan Agreement. Upon the occurrence of an Event of Default, Trustor shall, if and when requested by Beneficiary, execute and file with any production purchaser a transfer order or other instrument declaring Beneficiary to be entitled to the Proceeds of severed Products and instructing such purchaser to pay such Proceeds to Beneficiary. After the occurrence of an Event of Default, should any purchaser fail to make payment promptly to Beneficiary of the proceeds derived from the sale thereof, Beneficiary shall have the right, subject only to any contractual rights of such purchaser or any operator, to designate another purchaser to purchase and take such Products, without liability of any kind on Beneficiary in making such selection so long as ordinary care is used in respect thereof.
     Section 3.2    Trustor’s Payment Duties. Nothing contained herein will limit Trustor’s duty to make payment on the Obligations when the Proceeds received by Beneficiary pursuant to this Article 3 are insufficient to pay the costs, interest, principal and any other portion of the Obligations then owing, and the receipt of Proceeds by Beneficiary will be in addition to all other security now or hereafter existing to secure payment of the Obligations.
     Section 3.3    Liability of Beneficiary. Beneficiary has no obligation to enforce collection of any Proceeds and is hereby released from all responsibility in connection therewith, except the responsibility to account to Trustor for Proceeds actually received.
     Section 3.4    Indemnification. Trustor agrees to indemnify Beneficiary against and hold Beneficiary harmless from all claims, actions, liabilities, losses, judgments, attorneys’ fees, costs and expenses and other charges of any description whatsoever (all of which are hereafter referred to in this Section 3.4 as “Claims”) made against or sustained or incurred by Beneficiary as a consequence of the assertion, either before or after the payment in full of the Obligations, that Beneficiary received Products or Proceeds pursuant to this instrument. Beneficiary will have the right to employ attorneys and to defend against any Claims and unless furnished with satisfactory indemnity, after notice to Trustor, Beneficiary will have the right to pay or compromise and adjust all Claims in its sole reasonable discretion. Trustor shall indemnify and pay to Beneficiary all amounts paid by Beneficiary in compromise or adjustment of any of the Claims or amounts adjudged against Beneficiary in respect of any of the Claims. The liabilities of Trustor as set forth in this Section 3.4 will constitute Obligations and will survive the termination of this instrument.

ARTICLE 4 —  TRUSTOR’S WARRANTIES AND COVENANTS
     Section 4.1    Payment of Obligations. Trustor covenants that it will pay all Obligations when due and otherwise faithfully and strictly perform all obligations of Trustor under the Note, the Loan Agreement and any other instrument or document executed and delivered in connection with the Obligations. If any part of the Obligations is not evidenced by a writing specifying a due date, Trustor agrees to pay the same upon demand. All Obligations are payable to Beneficiary as provided in the Loan Agreement.
     Section 4.2    Warranties and Covenants.
          (a) Trustor warrants and covenants that:
          (i) no approval or consent of any regulatory or administrative commission or authority or of any other governmental body or any other party is necessary to authorize the execution and delivery of this instrument or of any other written instrument constituting or evidencing the Obligations, or to authorize the observance or performance by Trustor of the covenants contained in the instruments constituting or evidencing the Obligations, or to authorize the observance or performance by Trustor of the covenants contained in this instrument or in the other written instruments constituting or evidencing the Obligations or to enable the Beneficiary to exercise its rights hereunder;
           (ii) Trustor is not obligated, by virtue of a prepayment arrangement under any Production Sales Contract containing a “take or pay” clause or any other prepayment arrangement, to deliver Products produced from the Royalty Interests at some future time without then or thereafter receiving full payment therefor; and Trustor, without Beneficiary’s prior written consent, shall not hereafter make any such prepayment arrangements, other than by a customary “take or pay” clause contained in a Production Sales Contract; and
           (iii) it has not (since 1987) used any corporate name or done business under a name other than Royal Gold, Inc., and that it will not do so, or relocate its chief executive office outside of the State of Colorado without at least thirty days’ prior notice to the Beneficiary.
          (b) Trustor warrants and shall forever defend the Collateral against every person whomsoever lawfully claiming the same or any part thereof, and Trustor shall maintain and preserve the lien and security interest herein created until this instrument has been terminated as provided herein.
     Section 4.3    Operation of Property Burdened with Royalty Interests. As long as this instrument has not been terminated, Trustor shall, at Trustor’s own expense, use commercially reasonable efforts, consistent with its status as a non-executory, royalty interest holder and consistent with Trustor’s rights and obligations under the Royalty Agreements, to cause the operator(s) of the properties subject to the Royalty Interests to:
          (a) comply fully with all of the terms and conditions of all leases and other instruments of title and all rights-of-way, easements and privileges necessary for the proper operation of such leases and instruments, and otherwise do all things necessary to keep Trustor’s rights and Beneficiary’s interest in the Collateral unimpaired;
          (b) not abandon any property which is producing or capable of commercial production or forfeit, surrender or release any lease, sublease, operating agreement or other agreement or instrument comprising or affecting the Royalty Interests without Beneficiary’s prior written consent, which consent shall not be withheld unreasonably;
          (c) cause the properties subject to the Royalty Interests to be maintained, developed and operated in a good and workmanlike manner as a prudent operator would in accordance with generally accepted practices, applicable operating agreements and all applicable federal, state and local laws, rules, regulations and orders; and
          (d) promptly pay or cause to be paid when due and owing all rentals and royalties payable in respect of the properties subject to the Royalty Interests; all expenses incurred in or arising from the operation or development of such properties; and all taxes, assessments and governmental charges imposed upon such properties.
     Section 4.4    Recording and Filing. Trustor shall pay all costs of filing, registering and recording this and every other instrument in addition or supplemental hereto and all financing statements Beneficiary may require, in such offices and places and at such times and as often as may be, in the judgment of Beneficiary, necessary to preserve, protect and renew the lien and security interest herein created as a first lien and prior security interest on and in the Collateral and otherwise do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of any State or of the United States or of any other competent authority for the purpose of effectively creating, maintaining and preserving the lien and security interest created herein and on the Collateral and the priority thereof. Trustor shall also pay the costs of obtaining reports from appropriate filing officers concerning financing statement filings in respect of any of the Collateral in which a security interest is granted herein.
     Section 4.5    Trustee’s or Beneficiary’s Right to Perform Trustor’s Obligations. Trustor agrees that, if Trustor fails to perform any act which Trustor is required to perform under this instrument, Beneficiary or the Trustee or any receiver appointed hereunder may, but shall not be obligated to, perform or cause to be performed such act, and any expense incurred by Beneficiary or the Trustee in so doing shall be a demand obligation owing by Trustor to Beneficiary, shall bear interest at an annual rate equal to the maximum interest rate provided in the Note until paid and shall be a part of the Obligations, and Beneficiary, the Trustee or any receiver shall be subrogated to all of the rights of the party receiving the benefit of such performance. The undertaking of such performance by Beneficiary, the Trustee or any receiver as aforesaid shall not obligate such person to continue such performance or to engage in such performance or performance of any other act in the future, shall not relieve Trustor from the observance or performance of any covenant, warranty or agreement contained in this instrument or constitute a waiver of default hereunder and shall not affect the right of Beneficiary to accelerate the payment of all indebtedness and other sums secured hereby or to resort to any other of its rights or remedies hereunder or under applicable law. In the event the Beneficiary, the Trustee or any receiver appointed hereunder undertakes any such action, no such party shall have any liability to the Trustor in the absence of a showing of gross negligence or willful misconduct of such party, and in all events no party other than the acting party shall be liable to Trustor.
ARTICLE 5 —  DEFAULT
     Section 5.1    Events of Default. The term “Event of Default” shall have the meaning given thereto in the Loan Agreement, but shall also include the occurrence or the existence of any of the following conditions:
          (a) failure by Trustor to keep, punctually perform or observe any of the covenants, obligations or prohibitions contained herein, in any other written instrument evidencing any of the Obligations or in any other agreement with Beneficiary (whether now existing or entered into hereafter) following notice, if required, and the expiration of applicable cure periods, if any; or
          (b) the assertion (except by the owner of an encumbrance expressly excepted from Trustor’s warranty of title herein) of any claim of priority over this instrument, by title, lien or otherwise, unless Trustor within 30 days after such assertion either causes the assertion to be withdrawn or provides Beneficiary with such security as Beneficiary may require to protect Beneficiary against all loss, damage, or expense, including attorneys’ fees, which Beneficiary may incur in the event such assertion is upheld.
     Section 5.2    Acceleration Upon Default. Upon the occurrence of any Event of Default, or at any time thereafter, Beneficiary may, at its option, by notice to Trustor, declare the entire unpaid principal of and the interest accrued on the Obligations to be due and payable forthwith without any further notice, presentment or demand of any kind, all of which are hereby expressly waived.
     Section 5.3    Possession and Operation of Property. Upon the occurrence of any Event of Default, or at any time thereafter, and in addition to all other rights therein conferred on the Trustee or the Beneficiary, the Trustee, the Beneficiary or any person, firm or corporation designated by Beneficiary, will have the right and power, but will not be obligated, to have an audit performed, at Trustor’s expense, of the books and records of Trustor, and to enter upon and take possession of all or any part of the Collateral, to exclude Trustor therefrom, and to hold, use, administer and manage the same to the extent that Trustor could do so. The Trustee, the Beneficiary or any person, firm or corporation designated by the Beneficiary, may manage the Collateral, or any portion thereof, without any liability to Trustor in connection with such management except with respect to gross negligence or willful misconduct; and the Trustee, the Beneficiary or any person, firm or corporation designated by Beneficiary will have the right to collect, receive and receipt for all Products produced and sold from the Royalty Interests, and to exercise every power, right and privilege of Trustor with respect to the Collateral. Providing there has been no foreclosure sale, when and if the expenses of the management of the Collateral have been paid and the Obligations paid in full, the remaining Collateral shall be returned to the Trustor.

     Section 5.4    Ancillary Rights. Upon the occurrence of an Event of Default, or at any time thereafter, and in addition to all other rights of Beneficiary hereunder, Beneficiary may, without notice, demand or declaration of default, all of which are hereby expressly waived by Trustor, proceed by a suit or suits in equity or at law (i) for the seizure and sale of the Collateral or any part thereof, (ii) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (iii) for the foreclosure or sale of the Collateral or any part thereof under the judgment or decree of any court of competent jurisdiction, (iv) without regard to the solvency or insolvency of any person, and without regard to the value of the Collateral, and without notice to Trustor (notice being hereby expressly waived), for the ex parte appointment of a receiver to serve without bond pending any foreclosure or sale hereunder, or (v) for the enforcement of any other appropriate legal or equitable remedy.
ARTICLE 6 —  BENEFICIARY’S RIGHTS AS TO REALTY COLLATERAL UPON DEFAULT
     Section 6.1    Judicial Foreclosure. This instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an Event of Default, or at any time thereafter, in lieu of the exercise of the non-judicial power of sale hereafter given, Beneficiary may, subject to any mandatory requirement of applicable law, proceed by suit to foreclose its lien hereunder and to sell or have sold the Realty Collateral or any part thereof at one or more sales, as an entirety or in parcels, at such place or places and otherwise, in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as Beneficiary may deem appropriate, and Beneficiary shall thereafter make or cause to be made a conveyance to the purchaser or purchasers thereof. Beneficiary may postpone the sale of the real property included in the Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of the real property included in the Collateral will not exhaust the power of sale, and sales may be made from time to time until all such property is sold or the Obligations are paid in full.
     Section 6.2    Non-Judicial Foreclosure. If the Note or other Obligations are not paid when due, whether by acceleration or otherwise, the Trustee is hereby authorized and empowered, and it shall be its duty, upon request of Beneficiary, and to the extent permitted by applicable law, to sell any part of the Realty Collateral at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by applicable law, or in the absence of any such requirement, as Trustee and/or Beneficiary may deem appropriate, and to make conveyance to the purchaser or purchasers thereof. Any sale shall be made to the highest bidder for cash at the door of the county courthouse of, or in such other place as may be required or permitted by applicable law in, the county in the state where the Realty Collateral or any part thereof is situated; provided that and if the Realty Collateral lies in more than one county, such part of the Realty Collateral may be sold at the courthouse door of any one of such counties, and the notice so posted shall designate in which county such property shall be sold. Any such sale shall be made at public outcry, on the day of any month, during the hours of such day and after such written notices thereof have been publicly posted in such places and for such time periods and after all persons entitled to notice thereof have been sent such notice, all as required by applicable law in effect at the time of such sale. The affidavit of any person having knowledge of the facts to the effect that such a service was completed shall be prima facie evidence of the fact of service. The Trustor agrees that no notice of any sale, other than as required by applicable law, need be given by the Trustor, the Beneficiary or any other person. The Trustor hereby designates as its address for the purposes of such notice the address set out on page two hereof; and agrees that such address shall be changed only by depositing notice of such change enclosed in a postpaid wrapper in a post office or official depository under the care and custody of the United States Postal Service, certified mail, postage prepaid, return receipt requested, addressed to the Beneficiary or other holder of the Obligations at the address for the Beneficiary set out herein (or to such other address as the Beneficiary or other holder of the Obligations may have designated by notice given as above provided to the Trustor and such other debtors). Any such notice or change of address of the Trustor or other debtors or of the Beneficiary or of other holder of the Obligations shall be effective upon receipt. The Trustor authorizes and empowers the Trustee to sell the Realty Collateral in lots or parcels or in its entirety as the Trustee shall deem expedient; and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto by fee simple title, with evidence of general warranty by the Trustee, and the title of such purchaser or purchasers when so made by the Trustee, the Trustor binds itself to warrant and forever defend. Where portions of the Realty Collateral lie in different counties, sales in such counties may be conducted in any order that the Trustee may deem expedient; and one or more such sales may be conducted in the same month, or in successive or different months as the Trustor may deem expedient.
ARTICLE 7 —  BENEFICIARY’S RIGHTS AS TO PERSONALTY AND FIXTURE COLLATERAL UPON DEFAULT
     Section 7.1    Personalty Collateral. Upon the occurrence of an Event of Default, or at any time thereafter, Beneficiary may, without notice to Trustor, exercise its rights to declare all of the Obligations to be immediately due and payable, in which case Beneficiary will have all rights and remedies granted by law, and particularly by the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personalty Collateral, and for this purpose Beneficiary may enter upon any premises on which any or all of the Personalty Collateral is situated and take possession of and operate the Personalty Collateral or remove it therefrom. Beneficiary may require Trustor to assemble the Personalty Collateral and make it available to Beneficiary or the Trustee at a place to be designated by Beneficiary which is reasonably convenient to all parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary will give Trustor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if the notice is mailed, postage prepaid, to Trustor at the address designated above at least five days before the time of the sale or disposition.

     Section 7.2    Sale with Realty Collateral. In the event of foreclosure, whether judicial or non-judicial, at Beneficiary’s option it may proceed under the Uniform Commercial Code as to the Personalty Collateral or it may proceed as to both Realty Collateral and Personalty Collateral in accordance with its rights and remedies in respect of the Realty Collateral.
     Section 7.3    Private Sale. If Beneficiary in good faith believes that the Securities Act of 1933 or any other State or Federal law prohibits or restricts the customary manner of sale or distribution of any of the Personalty Collateral, or if Beneficiary determines that there is any other restraint or restriction limiting the timely sale or distribution of any such property in accordance with the customary manner of sale or distribution, Beneficiary may sell or may cause the Trustee to sell such property privately or in any other manner it deems advisable at such price or prices as it determines in its sole discretion and without any liability whatsoever to Trustor in connection therewith. Trustor recognizes and agrees that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by Beneficiary may result in a lower sales price than if the sale were otherwise held.
ARTICLE 8 —  OTHER PROVISIONS CONCERNING FORECLOSURE
     Section 8.1    Possession and Delivery of Collateral. It shall not be necessary for Beneficiary or the Trustee to have physically present or constructively in its possession any of the Collateral at any foreclosure sale, and Trustor shall deliver to the purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.
     Section 8.2    Beneficiary as Purchaser. Beneficiary will have the right to become the purchaser at any foreclosure sale, and it will have the right to credit upon the amount of the bid the amount payable to it out of the net proceeds of sale.
     Section 8.3    Recitals Conclusive; Warranty Deed; Ratification. Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the written instruments constituting part or all of the Obligations after the same have become due and payable, nonpayment of any other of the Obligations or advertisement and conduct of the sale in the manner provided herein, and appointment of any successor Trustee hereunder. Trustor ratifies and confirms all legal acts that Beneficiary and/or Trustee may do in carrying out the provisions of this instrument.
     Section 8.4    Effect of Sale. Any sale or sales of the Collateral or any part thereof will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Trustor in and to the premises and the property sold, and will be a perpetual bar, both at law and in equity, against Trustor, Trustor’s successors or assigns and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under

Trustor, or Trustor’s successors or assigns. Subject to applicable rights of redemption under applicable law, the purchaser or purchasers at the foreclosure sale will receive immediate possession of the property purchased; and if Trustor retains possession of the Realty Collateral, or any part thereof, subsequent to sale, Trustor will be considered a tenant at sufferance of the purchaser or purchasers, and if Trustor remains in such possession after demand of the purchaser or purchasers to remove, Trustor will be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and without any right to damages arising out of such removal.
     Section 8.5    Application of Proceeds. The proceeds of any sale of the Collateral or any part thereof will be applied as follows:
          (a) first, to the payment of all expenses incurred by the Trustee and Beneficiary in connection therewith, including, without limiting the generality of the foregoing, court costs, legal fees and expenses, fees of accountants, engineers, consultants, agents or managers and expenses of any entry or taking of possession, holding, valuing, preparing for sale, advertising, selling and conveying;
          (b) second, to the payment of the Obligations; and
          (c) third, any surplus thereafter remaining to Trustor or Trustor’s successors or assigns, as their interests may be established to Beneficiary’s reasonable satisfaction.
     Section 8.6    Deficiency. Trustor will remain liable for any deficiency owing to Beneficiary after application of the net proceeds of any foreclosure sale.
     Section 8.7    Trustor’s Waiver of Appraisement, Marshaling, Etc. Trustor agrees that Trustor will not at any time insist upon or plead or in any manner whatsoever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this instrument, the absolute sale of the Collateral or the possession thereof by any purchaser at any sale made pursuant to this instrument or pursuant to the decree of any court of competent jurisdiction. Trustor, for Trustor and all who may claim through or under Trustor, hereby waives the benefit of all such laws and to the extent that Trustor may lawfully do so under applicable state law, waives any and all right to have the Realty Collateral marshaled upon any foreclosure of the lien hereof or sold in inverse order of alienation and, Trustor agrees that the Trustor may sell the Realty Collateral as an entirety.
ARTICLE 9 —  MISCELLANEOUS
     Section 9.1    Discharge of Purchaser. Upon any sale made under the powers of sale herein granted and conferred, the receipt of Beneficiary will be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof will not, after paying such purchase money and receiving such receipt of Beneficiary, be obliged to see to the application thereof or be in anywise answerable for any loss, misapplication or nonapplication thereof.

     Section 9.2    Indebtedness of Obligations Absolute. Nothing herein contained shall be construed as limiting Beneficiary to the collection of any indebtedness of Trustor to Beneficiary only out of the income, revenue, rents, issues and profits from the Collateral or as obligating Beneficiary to delay or withhold action upon any default which may be occasioned by failure of such income or revenue to be sufficient to retire the principal or interest when due on the indebtedness secured hereby. It is expressly understood between Beneficiary and Trustor that any indebtedness of Trustor to Beneficiary secured hereby shall constitute an absolute, unconditional obligation of Trustor to pay as provided herein or therein in accordance with the terms of the instrument evidencing such indebtedness in the amount therein specified at the maturity date or at the respective maturity dates of the installments thereof, whether by acceleration or otherwise.
     Section 9.3    Defense of Claims. Trustee will promptly notify the Trustor and Beneficiary in writing of the commencement of any legal proceedings affecting Beneficiary’s interest in the Collateral, or any part thereof, and shall take such action, employing attorneys acceptable to Beneficiary, as may be necessary to preserve Trustor’s, the Trustee’s and Beneficiary’s rights affected thereby; and should Trustor fail or refuse to take any such action, the Trustee or Beneficiary may take the action on behalf of and in the name of Trustor and at Trustor’s expense. Moreover, Beneficiary or the Trustee on behalf of Beneficiary may take independent action in connection therewith as they may in their discretion deem proper, and Trustor hereby agrees to make reimbursement for all sums advanced and all expenses incurred in such actions plus interest at a rate equal to the maximum interest rate provided in the Loan Agreement.
     Section 9.4    Termination. If all the Obligations are paid in full and the covenants herein contained are well and truly performed, and if Trustor and Beneficiary intend at such time that this instrument not secure any obligation of Trustor thereafter arising, then the Beneficiary shall, upon the request of Trustor and at Trustor’s cost and expense, deliver to Trustor proper instruments executed by the Beneficiary evidencing the release of this instrument. Until such delivery, this instrument shall remain and continue in full force and effect.
     Section 9.5    Renewals, Amendments and Other Security. Renewals and extensions of the Obligations may be given at any time, amendments may be made to the agreements with third parties relating to any part of the Obligations or the Collateral, and Beneficiary may take or hold other security for the Obligations without notice to or consent of Trustor. The Trustor or Beneficiary may resort first to other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this instrument.
     Section 9.6    Successor Trustees. The Trustee may resign in writing addressed to Beneficiary or be removed at any time with or without cause by an instrument in writing duly executed by Beneficiary. In case of the resignation or removal of the Trustee, a successor Trustee may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of law, and in the absence of any such requirement, without other formality than an appointment and designation in writing. Any appointment and designation will be full evidence of the right and authority to make the same and of all facts therein recited. Upon the making of any appointment and designation, all the estate and title of the Trustee in all of the Realty Collateral will vest in the named successor Trustee, and the successor will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee. All references herein to the Trustee will be deemed to refer to the Trustee from time to time acting hereunder.
     Section 9.7    Limitations on Interest. No provision of the Note, Loan Agreement or other instrument constituting or evidencing any of the Obligations or any other agreement between the parties shall require the payment or permit the collection of interest in excess of the maximum non-usurious rate which Trustor may agree to pay under applicable laws. The intention of the parties being to conform strictly to applicable usury laws now in force, the interest on the principal amount of the Note and the interest on other amounts due under and/or secured by this instrument shall be held to be subject to reduction to the amount allowed under said applicable usury laws as now or hereafter construed by the courts having jurisdiction, and any excess interest paid shall be credited to Trustor.
     Section 9.8    Effect of Instrument. This instrument shall be deemed and construed to be, and may be enforced as, an assignment, chattel mortgage or security agreement, common law pledge, contract, deed of trust, financing statement, real estate mortgage, and as any one or more of them if appropriate under applicable state law. This instrument shall be effective as a financing statement covering minerals or the like and accounts subject to Section 9-103(5) (or corresponding provision) of the Uniform Commercial Code as enacted in the appropriate jurisdiction and is to be filed for record in the Office of the County Clerk or other appropriate office of each county where any part of the collateral is situated. A carbon, photographic, or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement.
     Section 9.9    Unenforceable or Inapplicable Provisions. If any provision hereof or of any of the written instruments constituting part or all of the Obligations is invalid or unenforceable in any jurisdiction, whether with respect to all parties hereto or with respect to less than all of such parties, the other provisions hereof and of the written instruments will remain in full force and effect in that jurisdiction with respect to the parties as to which such provision is valid and enforceable, and the remaining provisions hereof will be liberally construed in favor of Beneficiary in order to carry out the provisions hereof. The invalidity of any provision of this instrument in any jurisdiction will not affect the validity or enforceability of any provision in any other jurisdiction.
     Section 9.10    Rights Cumulative. Each and every right, power and remedy given to Beneficiary herein or in any other written instrument relating to the Obligations will be cumulative and not exclusive; and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Beneficiary, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. A waiver by Beneficiary of any right or remedy hereunder or under applicable law on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion.

     Section 9.11    Non-Waiver. No act, delay, omission or course of dealing between Beneficiary and Trustor will be a waiver of any of Beneficiary’s rights or remedies hereunder or under applicable law. No waiver, change or modification in whole or in part of this instrument or any other written instrument will be effective unless in a writing signed by Beneficiary.
     Section 9.12    Beneficiary’s Expenses. Trustor agrees to pay in full all expenses and reasonable attorneys’ fees of Beneficiary which may have been or may be incurred by Beneficiary in connection with the collection of the Obligations and the enforcement of any of Trustor’s obligations hereunder and under any documents executed in connection with the Obligations.
     Section 9.13    Indemnification. Trustor shall indemnify Beneficiary and the Trustee and hold each of them harmless against, and neither Beneficiary nor the Trustee shall be liable for, any loss, cost or damage, including without limitation attorneys’, consultants’ or management fees, resulting from exercise by Beneficiary or the Trustee of any right, power or remedy conferred upon it by this instrument or any other instrument pertaining hereto, or from the attempt or failure of Beneficiary or the Trustee to exercise any such right, power or remedy; and notwithstanding any provision hereof to the contrary, the foregoing indemnity shall in all respects continue and remain in full force and effect even though all indebtedness and other sums secured hereby may be fully paid and the lien of this instrument released.
     Section 9.14    Partial Releases. In the event Trustor sells for monetary consideration or otherwise any portion of the Royalty Interests, as permitted by the Loan Agreement, Beneficiary and Trustee shall release the lien of this instrument with respect to the portion sold, at the request of Trustor. No release from the lien of this instrument of any part of the Collateral by Beneficiary shall in anywise alter, vary or diminish the force, effect or lien of this instrument on the balance or remainder of the Collateral.
     Section 9.15    Subrogation. This instrument is made with full substitution and subrogation of Beneficiary and Trustee in and to all covenants and warranties by others heretofore given or made in respect of the Collateral or any part thereof.
     Section 9.16    Notice. All notices and deliveries of information hereunder shall be deemed to have been duly given if actually delivered or mailed by registered or certified mail, postage prepaid, addressed to the parties hereto at the addresses set forth above on page 1; if by mail, then as of the date of such mailing. Each party may, by written notice so delivered to the others, change the address to which delivery shall thereafter be made.
     Section 9.17    Successors. This instrument shall bind and inure to the benefit of the respective successors and assigns of the parties.
     Section 9.18    Interpretation.
          (a) Article and section headings used in this instrument are intended for convenience only and shall be given no significance whatever in interpreting and construing the provisions of this instrument.

          (b) As used in this instrument, “Beneficiary” and “Trustee” include their respective successors and assigns. Unless context otherwise requires, words in the singular number include the plural and in the plural number include the singular. Words of the masculine gender include the feminine and neuter gender and words of the neuter gender may refer to any gender.
     Section 9.19    Inconsistencies with Related Documents. To the extent, if any, the provisions hereof are inconsistent with the provisions of the Loan Agreement, such inconsistencies shall be resolved by giving controlling effect to the Loan Agreement.
     Section 9.20    Counterparts. This instrument may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that to facilitate recordation, in particular counterparts hereof, portions of Exhibit A hereto which describe properties situated in counties other than the county in which the counterpart is to be recorded have been omitted.
     Section 9.21    Governing Law. This Mortgage, insofar as it pertains to Royalty Interests and Personalty Collateral located in the State of Nevada shall be governed by the laws of Nevada. This Mortgage, insofar as it constitutes a common law pledge with respect to the Debt Service Reserve Account, shall be governed by the laws of New York. With respect to all other Collateral, this Mortgage shall be governed by the laws of the state in which the collateral is located.
          Executed as of the Effective Date.

TRUSTOR: ROYAL GOLD, INC.
By:	/s/ Tony Jensen
	Name:	Tony Jensen
	Title:	President & CEO

ATTEST:

[Corporate Seal]

/s/ Karen Gross

Karen Gross, Vice President & Corporate Secretary
(Name and Title)

STATE OF COLORADO	)
CITY AND	)	ss.
COUNTY OF DENVER	)
     On August 30, 2006 personally appeared before me, a notary public, Tony Jensen, the President & CEO of Royal Gold, Inc., a Delaware corporation, who acknowledged that he executed the above instrument.
     Witness my hand and official seal.
     My commission expires 04/24/2008.

Randy Parcel Notary Public
[Seal]

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ P.E. Kavanagh

Name:	P.E. Kavanagh

Title:	Senior Vice President

STATE OF NEW YORK	)
CITY AND	)	ss.
COUNTY OF NEW YORK	)
     On September 6, 2006 personally appeared before me, a notary public, P.E. Kavanagh a Senior Vice President, of HSBC Bank USA, National Association, who acknowledged that he executed the above
     Witness my hand and official seal.
     My commission expires 9/19/2010.

/s/ Lourdes R. Smart Notary Public
[Seal]